                                                                   EXHIBIT FS-1



                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                        Pro Forma
                                                                     Actual             Adjustments              Pro Forma
                                                                     ------             -----------              ---------
                                ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                      $44,433              $729,992(1)              $774,425
      Accounts receivable                                            447,476                    --                  447,476
      Inventories, at average cost:
          Fuel (coal, oil, and gas)                                   57,844                    --                   57,844
          Materials and supplies                                      78,935                    --                   78,935
      Prepaid New Jersey sales and excise taxes                       40,234                    --                   40,234
      Other prepayments                                               13,142                    --                   13,142
      Deferred income taxes, net                                      33,099                    --                   33,099
                                                                  ----------            ----------               ----------
                                                                     715,163               729,992                1,445,155
                                                                  ----------            ----------               ----------
INVESTMENTS
      Investment in leveraged leases                                 117,573                    --                  117,573
      Funds held by trustee                                          171,145                    --                  171,145
      Other investments                                              132,250                    --                  132,250
                                                                  ----------            ----------               ----------
                                                                     420,968                    --                  420,968
                                                                  ----------            ----------               ----------
PROPERTY, PLANT, and EQUIPMENT
      Electric utility plant                                       5,723,283                    --                5,723,283
      Gas utility plant                                              254,262                    --                  254,262
      Common utility plant                                           182,544                    --                  182,544
                                                                  ----------            ----------               ----------
                                                                   6,160,089                    --                6,160,089
      Less:  Accumulated depreciation                              2,603,257                    --                2,603,257
                                                                  ----------            ----------               ----------
      Net utility plant in service                                 3,556,832                    --                3,556,832
      Utility construction work-in-progress                          226,281                    --                  226,281
      Leased nuclear fuel, at amortized cost                          57,049                    --                   57,049
      Nonutility property, net                                       243,553                    --                  243,553
      Goodwill, net                                                  409,297                    --                  409,297
                                                                  ----------            ----------               ----------
                                                                   4,493,012                    --                4,493,012
                                                                  ----------            ----------               ----------
DEFERRED CHARGES AND OTHER ASSETS
      Unrecovered purchased power costs                               38,891                    --                   38,891
      Deferred recoverable income taxes                              184,245                    --                  184,245
      Unrecovered New Jersey state excise tax                         30,814                    --                   30,814
      Deferred debt refinancing costs                                 42,014                    --                   42,014
      Deferred other postretirement benefit costs                     33,728                    --                   33,728
      Prepaid employee benefits costs                                 24,937                    --                   24,937
      Unamortized debt expense                                        28,633                    --                   28,633
      License fees                                                    24,018                    --                   24,018
      Other                                                           81,334                    --                   81,334
                                                                  ----------            ----------               ----------
                                                                     488,614                    --                  488,614
                                                                  ----------            ----------               ----------
TOTAL ASSETS                                                      $6,117,757              $729,992               $6,847,749
                                                                  ==========            ==========               ==========

                                                                   EXHIBIT FS-1

                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                    Pro Forma
                                                                               Actual              Adjustments           Pro Forma
                                                                               ------              -----------           ---------
                    CAPITALIZATION AND LIABILITIES
CURRENT LIABILITIES
      Short-term debt                                                       $   600,008          $   729,992(1)         $ 1,330,000
      Long-term debt due within one year                                         67,055                   --                 67,055
      Variable rate demand bonds                                                125,100                   --                125,100
      Accounts payable                                                          217,876                   --                217,876
      Taxes accrued                                                              34,257                   --                 34,257
      Interest accrued                                                           42,915                   --                 42,915
      Dividends payable                                                          27,442                   --                 27,442
      Deferred energy costs                                                      49,243                   --                 49,243
      Current capital lease obligation                                           28,107                   --                 28,107
      Accrued employee separation and
          other merger-related costs                                              4,856                   --                  4,856
      Other                                                                      66,315                   --                 66,315
                                                                            -----------          -----------            -----------
                                                                              1,263,174              729,992              1,993,166
                                                                            -----------          -----------            -----------
DEFERRED CREDITS AND OTHER LIABILITIES
      Other postretirement benefits obligation                                  102,918                   --                102,918
      Deferred income taxes, net                                                870,004                   --                870,004
      Deferred investment tax credits                                            76,978                   --                 76,978
      Long-term capital lease obligation                                         30,244                   --                 30,244
      Other                                                                      62,600                   --                 62,600
                                                                            -----------          -----------            -----------
                                                                              1,142,744                   --              1,142,744
                                                                            -----------          -----------            -----------
CAPITALIZATION
      Common stock: $0.01 par value;
          150,000,000 shares authorized; shares outstanding--
          87,822,737 actual and pro forma                                         1,021                   --                  1,021
      Class A common stock, $0.01 par value;
          10,000,000 shares authorized; shares outstanding--
          5,742,604 actual and pro forma                                             57                   --                     57
      Additional paid-in capital--common stock                                1,477,336                   --              1,477,336
      Additional paid-in capital--Class A common stock                           93,742                   --                 93,742
      Retained earnings                                                         289,139                   --                289,139
                                                                            -----------          -----------            -----------
                                                                              1,861,295                   --              1,861,295
      Treasury shares, at cost:
          14,261,349 shares actual and pro forma                               (362,741)                  --               (362,741)
      Unearned compensation                                                      (2,236)                  --                 (2,236)
                                                                            -----------          -----------            -----------
          Total common stockholders' equity                                   1,496,318                   --              1,496,318
      Preferred stock of subsidiaries:
          Not subject to mandatory redemption                                    95,933                   --                 95,933
          Subject to mandatory redemption                                       188,950                   --                188,950
      Long-term debt                                                          1,930,638                   --              1,930,638
                                                                            -----------          -----------            -----------
                                                                              3,711,839                   --              3,711,839
                                                                            -----------          -----------            -----------

TOTAL CAPITALIZATION AND LIABILITIES                                        $ 6,117,757          $   729,992            $ 6,847,749
                                                                            ===========          ===========            ===========